UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2010, Camelot Film Group, Inc. (“CFG”), a wholly owned subsidiary of Camelot Entertainment Group, Inc. (the “Company”) entered into a Asset Purchase Agreement (“APA”) between CFG and CMBG Advisors, Inc. (“CMBG”) ( the “Agreement”) whereby CFG purchased all of the assets of Liberation Entertainment, Inc. (“Liberation”), including 750 of Liberation’s 888 title film library initially, with the potential to add 138 more titles once title issues are cleared. The APA purchase price, including consideration paid or to be paid in connection with all agreements related to the acquisition of the Liberation Assets, was $1,050,000 and could eventually rise to $1,080,000 due to certain covenants contained within the Agreement.

Pursuant to the Agreements, on April 28, 2010 CFG acquired all of the Liberation Assets, including its film library and other tangible and intangible assets, from CMBG as the Assignee for the Benefit of Creditors of Liberation. CFG paid $500,000 to CMBG in cash with an additional $450,000 in the Company’s $0.0001 par value common stock (“Shares”) or cash due 180 days after the date that CMBG supplies a final list of Liberation creditors entitled to receive the Shares.  As additional consideration for a specific asset of Liberation, on or before the one year anniversary of the Closing Date the Company will pay a minimum of $90,000 or a maximum of $120,000 in cash to CMBG. During this first year, CFG will pay CMBG a monthly fee of 20% of the first $15,000 collected by CFG in connection with a specific asset of Liberation, after deducting CFG’s actual, out-of-pocket costs incurred in connection with the specific asset.  Once CFG fully-recoups its actual out-of-pocket costs during the first year, CMBG will receive 10% of all monies CFG collects from that specific asset during the first year, up to the minimum $90,000 in additional consideration. Notwithstanding the foregoing, if CFG is unable to secure certain additional rights of the specific asset, then CFG would have to pay CMBG an additional $30,000 for a total of $120,000 in maximum additional consideration. Further, CFG paid an additional $10,000 to CMBG at the Closing as payment for potential transfer taxes.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreements, a copy of which is attached as Exhibit 10.6 to 10.10 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.6	Asset Purchase Agreement between Camelot Film Group, Inc. and CMBG Advisors, Inc. April 28, 2010.

10.8	Assignment and Assumption Agreement between Camelot Film Group, Inc. and CMBG Advisors, Inc. dated April 28, 2010.

10.9	Security Agreement between Camelot Film Group, Inc. and CMBG Advisors, Inc. dated April 28, 2010.

10.10	Commercial Guaranty between Camelot Entertainment Group, Inc. and CMBG Advisors dated April 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: May 3, 2010	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman